EXHIBIT 99.8

Deutsche Bank Deutsche Bank AG New York 60 Wall Street New York, NY 10005 Telephone: 212-250-9425 Facsimile: 212-797-0779

Date:	May 31, 2007
To:	COUNTRYWIDE HOME LOANS, INC. (“Party B”)
Attn:	Documentation Unit
Fax No:	818-225-4001
From:	DEUTSCHE BANK AG, NEW YORK BRANCH (“Party A”)
Our Reference:	Global No. N616233N / N616234N

The purpose of this letter agreement (“Confirmation”) is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Party A and Party B.

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates.  This Confirmation is subject to the terms and conditions of the ISDA Master Agreement dated as of July 18, 1996, between Party A and Party B and shall form a part of and be subject to that ISDA Master Agreement (the “Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction.  Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement.  Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Pooling and Servicing Agreement for CWABS Asset-Backed Certificates Trust 2007-8, dated as of May 1, 2007 among CWABS, Inc. as depositor, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans, Inc. as a seller, Countrywide Home Loans Servicing LP, as master servicer, The Bank of New York, as trustee, and The Bank of New York Trust Company, N.A., as co-trustee (the “Pooling and Servicing Agreement”). Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement.

      Chairman of the Supervisory Board: Clemens Börsig
      Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms

Trade Date:	May 18, 2007

Effective Date:	May 31, 2007

Termination Date:	November 25, 2007 For purposes of the final Calculation Period on the Floating Amounts, Termination Date will be subject to adjustment in accordance with the Following Business Day Convention.

Notional Amount:	With respect to each Calculation Period, the amount set forth for such period in the Schedule of Notional Amounts attached hereto in Appendix A.

Business Days:	New York

Floating Amounts

Floating Amount Payer:	Party A

Floating Amount Payer Period End Dates:	The 25th calendar day of each month, from and including June 25, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount Payer Payment Dates:	One (1) Business Day prior to each Floating Amount Payer Period End Date.

Cap Rate:	With respect to any Calculation Period, the rate set forth for such period in the Schedule of Notional Amounts attached hereto in Appendix A.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate determined from such Floating Rate Option for any Calculation Period is greater than 10.00000% then the Floating Rate for such Calculation Period shall be deemed to be 10.00000%.

Designated Maturity:	1 month

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Fixed Amounts

Fixed Amount Payer:	Party B

Fixed Amount Payer Payment Date:	May 31, 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:	USD 15,000.

Procedural Terms

Account Details:

Account Details of Party A:	Deutsche Bank Trust Company Americas, New York Acct# 01 473 969 Swift Code: BKTRUS33 Favor of: Deutsche Bank AG, New York

Account Details of Party B:	As per Party B’s standard settlement instructions.

Assignment:	Party A will not unreasonably withhold or delay its consent to an assignment of this Transaction to any other third party.

This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

For and on behalf of DEUTSCHE BANK AG, NEW YORK BRANCH	For and on behalf of COUNTRYWIDE HOME LOANS, INC.
/s/ Chris Flanagan Name: Chris Flanagan Title: Vice President Date: 5/30/07	/s/ Ellen Coleman Name: Ellen Coleman Title: Executive Vice President Date: 5/30/07

/s/ Maria Valdez Name: Maria Valdez Title: Associate Date: 5/30/07

Appendix A

Calculation Periods up to but excluding the Payment Date scheduled to occur:	Cap Rate	Notional Amount (USD):

June 25, 2007	9.37819%	471,437,000

July 25, 2007	7.81526%	468,502,516

August 25, 2007	7.56325%	464,200,316

September 25, 2007	7.56336%	458,822,264

October 25, 2007	7.81559%	452,372,955

November 25, 2007	7.57247%	444,862,890